UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 04, 2025

ASPEN AEROGELS, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-36481	04-3559972
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

30 Forbes Road Building B
Northborough, Massachusetts		01532
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (508) 691-1111

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	ASPN	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 5, 2025, the Board of Directors (the “Board”) of Aspen Aerogels, Inc. (the “Company”), upon the recommendation of its Compensation and Leadership Development Committee, approved the grant of a performance share unit award to Donald R. Young, President and Chief Executive Officer, and on March 4, 2025, the Compensation and Leadership Development Committee approved the grant of performance share unit awards to certain other key employees of the Company, including all of the other named executive officers identified in the Company’s most recently filed proxy statement (Ricardo C. Rodriguez, Chief Financial Officer and Treasurer; Virginia H. Johnson, Chief Legal Officer, General Counsel and Corporate Secretary; Corby C. Whitaker, Senior Vice President, Sales and Marketing; and Gregg R. Landes, Senior Vice President, Operations and Strategic Development) (collectively, the “PSU Awards”). The date of grant of each of the PSU Awards is March 5, 2025. The PSU Awards were approved as part of the Company’s regular annual grant cycle for long-term incentive awards, with the PSU Awards representing 50% of each named executive officer’s total 2025 long-term incentive opportunity, and the remainder of each named executive officer’s total 2025 long-term incentive opportunity being allocated to restricted stock units (25%) and stock options (25%) granted on the standard terms previously disclosed for the Company’s annual awards of restricted stock units and stock options. The Board and the Compensation and Leadership Development Committee determined to introduce PSU Awards as a significant part of the 2025 long-term incentive program for the Company’s named executive officers in order to further align with stockholder interests by linking rewards to the Company’s long-term market performance relative to peers within a segment index.

Each PSU Award provides the grantee with the opportunity to earn between 0% and 200% of the target number of performance share units, based on the Company’s total stockholder return for a three-year performance period (January 1, 2025 through December 31, 2027) relative to the total stockholder return of the components of the Russell 2000 Index. Vesting of any performance share units so earned generally is also contingent upon the grantee’s continued employment (or other service) with the Company through the third anniversary of the date of grant, and any vested performance share units will be settled in shares of the Company’s common stock at (or shortly after) vesting.

The target number of performance share units subject to the PSU Award granted to each named executive officer effective on March 5, 2025 is set forth below:

Name:	Position:	Target Number of Performance Share Units:
Donald R. Young	President and Chief Executive Officer	108,418
Ricardo C. Rodriguez	Chief Financial Officer and Treasurer	79,719
Virginia H. Johnson	Chief Legal Officer, General Counsel and Corporate Secretary	52,614
Corby C. Whitaker	Senior Vice President, Sales and Marketing	51,020
Gregg R. Landes	Senior Vice President, Operations and Strategic Development	49,426

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1+	Form of Performance Share Unit Agreement
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

+ Management contract or compensatory plan or agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Aspen Aerogels, Inc.

Date:	March 7, 2025	By:	/s/ Ricardo C. Rodriguez
		Name:	Ricardo C. Rodriguez
		Title:	Chief Financial Officer and Treasurer